Exhibit 16
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                                               [Andersen logo]

                                               Arthur Andersen LLP
                                               100 East Wisconsin Avenue
                                               P.O. Box 1215
                                               Milwaukee, WI  53201-1215

                                               Tel 414 271 5100

                                               www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

May 22, 2002




Dear Sir/Madam

We have read the first, second, and third paragraphs of Item 4 included in the Form 8-K dated May 17, 2002 of Banta Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained herein with the exception of the reference to the approval by the Company's Board of Directors and its Audit Committee's recommendation to appoint Ernst & Young LLP as the Company's independent accountants of which we have no knowledge.



Very truly yours,

ARTHUR ANDERSEN LLP


By  /s/ Thomas J. Enders
   ----------------------
        Thomas J. Enders


Copy to: Ron Kneezel, Vice President, General Counsel and Secretary - - Banta Corporation